UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026

OneMeta Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56565	20-5150818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South 400 East, Suite 200, Bountiful, UT	84010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-550-0122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ONEI	OTCQB Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Definitive Material Agreement

On March 17, 2026, OneMeta Inc. (the “Company”) entered into a First Amendment (the “Amended Agreement”) to the Note and Warrant Purchase Agreement dated as of October 31, 2025 (the “Original Agreement”). Pursuant to the Original Agreement, the Company had issued to investors an aggregate principal amount of $2 million in notes (the “Existing Notes”) and on February 11, 2026, had issued to such investors an additional $200,000 in aggregate principal amount of notes (the “Additional Notes”). The Amended Agreement consolidates the Existing Notes and the Additional Notes into the Existing Notes with aggregate principal amount of $2.2 million and provides that the maturity date of the Existing Notes is the earlier of (i) March 26, 2026 and (ii) the time at which the balance of the Existing Notes are due and payable upon an Event of Default pursuant to the Existing Notes.

At the election of each holder, any balance or interest shall be paid either (x) in cash or (y) in the number of shares of Common Stock equal to the cash amount payable divided by the conversion price. In the event the Company has issued a new series of preferred stock, however designated, following the date of the Agreement, each holder may further elect to receive payments of any balance or interest in the form of such preferred stock, valued at the lowest price paid therefor to the Company by an unaffiliated third party.

If at any time while the Existing Notes remain outstanding, the Company issues any convertible promissory note, convertible security or other instrument convertible into equity securities of the Company (a “Future Instrument”) to any investor or lender (a “Future Investor”) with terms that the holder of the Existing Notes reasonably determines to be more favorable to the Future Investor than the terms of the Existing Notes The holder shall have the right, exercisable in the holder’s sole discretion within thirty (30) days of receiving such notice, to elect to have the Existing Note amended to incorporate any or all of the more favorable terms contained in the Future Instrument, effective as of the date of issuance of the Future Instrument.

The foregoing descriptions of the Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	First Amendment to Note and Warrant Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMETA INC.

Date: March 25, 2026	By:	/s/ Saul Leal
Saul Leal
CEO

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